[logo - American Funds ®]
American Funds Distributors, Inc.
333 South Hope Street
Los Angeles, California 90071
Telephone 800/421-9900, ext. 4

October 2006

To Our Dealer Friends,

As you may know, shares of our newest fund in the American Funds family, Short-Term Bond Fund of America, will be available for sale to the public beginning November 1, 2006. Short-Term Bond Fund of America is designed to provide current income and capital preservation by investing in high-quality short-term bonds. The purpose of this notice is to amend your selling group agreement (the “Agreement”) with American Funds Distributors to reflect this new fund as well as certain other changes.

As compared to other American Funds bond funds, Short-Term Bond Fund of America will have a new concession schedule for Class A (including 529-A) shares that provides a maximum dealer concession of 2.00% on investments. Beginning Nov. 1, 2006, this new Class A concession schedule will also apply to Intermediate Bond Fund of America and Limited Term Tax-Exempt Bond Fund of America. However, please note that for these three funds, ongoing service fees for Class A shares and compensation on all other share classes will remain unchanged. Also beginning Nov. 1, 2006, Class B, C, 529-B and 529-C shares of all three funds will be available through exchanges only.

As a result of the new Class A concession schedule discussed above, we are creating a new category of compensation for purposes of the Agreement. Funds currently assigned to Category 3 in the Agreement, including all current references to “Category 3,” will now be relabeled as “Category 4.” Short-Term Bond Fund of America, Intermediate Bond Fund of America and Limited Term Tax-Exempt Bond Fund of America will now comprise new Category 3. These changes are detailed in the Agreement amendment set forth below.

In consideration of the foregoing, the Agreement is amended as follows effective November 1, 2006:

1.  Each instance of “Category 3” in the body of the Agreement is replaced by “Category 4.”

2.  The existing Schedule A to the Agreement is replaced in its entirety by the new Schedule A attached hereto.

3.  A concession schedule for the new Category 3 Funds is added to the Agreement as follows:

On sales of Class A shares and Class 529-A shares of Funds listed in Category 3 on the attached Schedule A that are accepted by us and for which you are responsible, you will be paid dealer concessions as follows:

	Concession as	Sales Charge
	Percentage of	as Percentage
Purchases	Offering Price	of Offering Price
Less than $500,000	2.00%	2.50%
$500,000 but less than $750,000	1.60%	2.00%
$750,000 but less than $1 million	1.20%	1.50%
$1 million or more	See Agreement	None

4. Ongoing service fees for Class A and Class 529-A shares and compensation on all other share classes as currently stated in the Agreement for Category 2 Funds, shall also apply to the new Category 3 Funds.

* * * * *

The Agreement remains unchanged in all other respects. Any order for Fund shares received by us beginning November 1, 2006 shall be deemed an acceptance of this amendment to your Agreement.

Very truly yours,

/s/ Kevin G. Clifford
Kevin G. Clifford

Schedule A
November 1, 2006
(supersedes all previous versions of Schedule A - last version dated May 15, 2002)

	A	B	C	529-A	529-B	529-C	529-E	R-1	R-2	R-3	R-4	R-5
Category 1
AMCAP Fund	●	●	●	●	●	●	●	●	●	●	●	●
American Balanced Fund	●	●	●	●	●	●	●	●	●	●	●	●
American Mutual Fund	●	●	●	●	●	●	●	●	●	●	●	●
Capital Income Builder	●	●	●	●	●	●	●	●	●	●	●	●
Capital World Growth and Income Fund	●	●	●	●	●	●	●	●	●	●	●	●
EuroPacific Growth Fund	●	●	●	●	●	●	●	●	●	●	●	●
Fundamental Investors	●	●	●	●	●	●	●	●	●	●	●	●
The Growth Fund of America	●	●	●	●	●	●	●	●	●	●	●	●
The Income Fund of America	●	●	●	●	●	●	●	●	●	●	●	●
The Investment Company of America	●	●	●	●	●	●	●	●	●	●	●	●
The New Economy Fund	●	●	●	●	●	●	●	●	●	●	●	●
New Perspective Fund	●	●	●	●	●	●	●	●	●	●	●	●
New World Fund	●	●	●	●	●	●	●	●	●	●	●	●
SMALLCAP World Fund	●	●	●	●	●	●	●	●	●	●	●	●
Washington Mutual Investors Fund	●	●	●	●	●	●	●	●	●	●	●	●

Category 2
American High-Income Trust	●	●	●	●	●	●	●	●	●	●	●	●
American High-Income Municipal Bond Fund	●	●	●	na	na	na	na	na	na	na	na	na
The Bond Fund of America	●	●	●	●	●	●	●	●	●	●	●	●
Capital World Bond Fund	●	●	●	●	●	●	●	●	●	●	●	●
The Tax-Exempt Bond Fund of America	●	●	●	na	na	na	na	na	na	na	na	na
The Tax-Exempt Fund of California	●	●	●	na	na	na	na	na	na	na	na	na
The Tax-Exempt Fund of Maryland	●	●	●	na	na	na	na	na	na	na	na	na
The Tax-Exempt Fund of Virginia	●	●	●	na	na	na	na	na	na	na	na	na
U.S. Government Securities Fund	●	●	●	●	●	●	●	●	●	●	●	●
Category 3
Intermediate Bond Fund of America	●	e	e	●	e	e	●	●	●	●	●	●
Limited Term Tax-Exempt Bond Fund of America	●	e	e	na	na	na	na	na	na	na	na	na
Short-Term Bond Fund of America	●	e	e	●	e	e	●	●	●	●	●	●

Category 4
The Cash Management Trust of America	●	e	e	●	e	e	●	●	●	●	●	●
The Tax-Exempt Money Fund of America	●	na	na	na	na	na	na	na	na	na	na	na
The U.S. Treasury Money Fund of America	●	na	na	na	na	na	na	●	●	●	●	●

Notes and symbols
Class F and Class 529-F shares are available pursuant to a separate agreement.
●	Share class is available
e	Share class is available for exchanges only
na	Share class is not available